Exhibit 99.1

Consorteum Holdings, Inc. Completes Acquisition of Media Exchange Group, Inc.

New York, New York, July 13, 2011:  Consorteum Holdings, Inc. (OTCQB: CSRH) (the “Company”) today announces that it has completed the acquisition of Media Exchange Group’s assets and mobile licensing agreements.

Craig Fielding, CEO of Consorteum, stated, “As indicated in the press release announcing our definitive agreement, Consorteum plans to expand and strengthen its ability to move into the next generation mobile banking era and offer the mobile applications that consumers have demanded.”

“Media Exchange Group’s CAPSA platform will enable Consorteum to develop new services that greatly enhance our ability to process financial transactions, which has been the core strength of our company,” he continued. “In addition, we believe that our newfound ability to deliver mobile content seamlessly across diverse devices will allow us to directly engage the public with services that are both simple to use and powerful in functionality.”

About Consorteum Holdings, Inc.

The Company provides technology solutions and management expertise to companies and organizations looking to develop, streamline or augment their methods of processing payment transactions.  It operates as a technology and services aggregator to meet the diverse needs of its client base by leveraging its wide range of products and services to develop end-to-end, turn-key card and payment transaction processing solutions.  The Company has extensive expertise within the Payments and Transaction Industry in North America, Europe, and internationally.

For more information, please visit: www.consorteum.com

About Media Exchange Group

MXGI is a digital media, technology, entertainment, wireless gaming and mobile publishing company providing digital strategy and content in the form of mobile applications, digital media, web and broadcast products via its unique mix of on-deck partnerships, license agreements, and joint venture revenue share arrangements.

For more information, please visit www.mediaexchangegroup.com

Forward Looking Statements

Statements regarding financial matters in this press release other than historical facts are “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the company’s future expectations, including future revenues and earnings, and all other forward- looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company’s actual results may differ materially from the expected results.

For more information about this release, please contact Rachel Baer by e-mail at rachel@mediaexchangegroup.com, or investor relations at mxgi@mediaexchangegroup.com